EXHIBIT 3.1

FOURTH AMENDED AND RESTATED BYLAWS
SWIFT ENERGY COMPANY

FOURTH AMENDED AND RESTATED BYLAWS
SWIFT ENERGY COMPANY
Table of Contents
ARTICLE I. SHAREHOLDERS                                        1
1.    ANNUAL MEETING                                            1
2.    SPECIAL MEETING                                        1
3.    MANNER AND PLACE OF MEETING                                4
4.    NOTICE                                                4
5.    SUBMISSION OF NOMINATIONS AND PROPOSED BUSINESS TO BE CONDUCTED AT ANNUAL OR SPECIAL MEETING                                    5
6.    QUORUM                                             11
7.    VOTE REQUIRED TO TAKE ACTION                  11
8.    PROXIES                                         12
9.    VOTING OF SHARES                                       12
10. SHAREHOLDER Action Without a Meeting 13
11.    OFFICERS                                             14
12.    LIST OF SHAREHOLDERS                                 14
13.    CONDUCT OF MEETINGS                                 14
ARTICLE II. BOARD OF DIRECTORS                                 15
1.    MANAGEMENT                                         15
2.    NUMBER                                             15
3.    ELECTION AND TERM                                     15
4.    REMOVAL                                             16
5.    MEETING OF DIRECTORS                                 16
6.    FIRST MEETING                                         16
7.    ELECTION OF OFFICERS                                 16
8.    REGULAR MEETINGS                                     16
9.    SPECIAL MEETINGS                                     16
10.    NOTICE                                              16
11.    QUORUM                                             17
12.    ORDER OF BUSINESS                                     18
13.    ACTION BY WRITTEN CONSENT                             18
14.    COMPENSATION                                         18
15.    PRESUMPTION OF ASSENT                                 18
16.    COMMITTEES                                         19
ARTICLE III. OFFICERS                                         19
1.    NUMBER, TITLES AND TERM OF OFFICE                         19
2.    REMOVAL                                             19
3.    VACANCIES                                             20
4.    SALARIES                                             20
5.    POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD             20

6.    POWERS AND DUTIES OF VICE CHAIRMAN OF THE BOARD             20
7.    POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER             20
8.    POWERS AND DUTIES OF THE PRESIDENT                         20
9.    POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER             21
10.    VICE PRESIDENTS                                     21
11.    TREASURER                                         21
12.    SECRETARY                                         21
13.    ASSISTANT SECRETARIES                                 21
ARTICLE IV. INDEMNIFICATION AND INSURANCE                         21
1.    INDEMNIFICATION OF DIRECTORS                             21
2.    INDEMNIFICATION OF OFFICERS                             24
3.    INDEMNIFICATION OF OTHER PERSONS                         25
4.    PROCEDURE FOR INDEMNIFICATION                             25
5.    SURVIVAL; PRESERVATION OF OTHER RIGHTS                     25
6.    INSURANCE                                             26
7.    SEVERABILITY                                         26
ARTICLE V. CAPITAL STOCK                                     27
1.    CERTIFICATE OF SHARES                                 27
2.    TRANSFER OF SHARES                                     27
3.    CLOSING OF TRANSFER BOOKS                             27
4.    REGISTERED SHAREHOLDERS                             28
5.    LOST CERTIFICATE                                     28
6.    REGULATIONS                                         28
ARTICLE VI. ACCOUNTS                                     29
1.    DIVIDENDS                                             29
2.    RESERVES                                             29
3.    DIRECTORS' ANNUAL STATEMENT                             29
4.    CHECKS                                             29
5.    FISCAL YEAR                                         29
ARTICLE VII. AMENDMENTS                                     29
ARTICLE VIII. MISCELLANEOUS PROVISIONS                         29
1.    FORUM SELECTION                                     29
2.    OFFICES                                             30
3.    SEAL                                                 30
4.    NOTICE AND WAIVER OF NOTICE                             30
5.    RESIGNATIONS                                         30
6.    SECURITIES OF OTHER CORPORATIONS                         30
7.    EFFECTIVE DATE                                         31

FOURTH AMENDED AND RESTATED BYLAWS
SWIFT ENERGY COMPANY
ARTICLE I. SHAREHOLDERS

1.ANNUAL MEETING.  The annual meeting of shareholders for the purpose of electing directors shall be held on such date and time as may be fixed from time to time by the board of directors and stated in the notice of the meeting. At the annual meeting, the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting. Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only as provided in Section 5 of this Article I.

2.SPECIAL MEETING.

A.(i) A special meeting of shareholders may be called at any time by the chief executive officer, president or secretary (i) upon a resolution adopted by, or receipt of, a request in writing of a majority of the members of the board of directors, or (ii) at the request in writing of the record holders of at least ten percent (10%) of the outstanding stock entitled to be voted at such meeting (the “Requisite Percentage”) delivered to, or mailed and received by, the secretary at the principal executive office of the corporation; provided, however, that any such shareholder request or requests pursuant to clause (ii) of this Section 2 have been submitted in accordance with, and in the form and containing the information required by this Section 2. Special meetings of shareholders shall be held on such date and time as may be fixed from time to time by the board of directors and stated in the notice of the meeting. In the case of a special meeting of shareholders called at the request or requests of shareholders of record holding, collectively, the Requisite Percentage in accordance with this Section 2, the date of such special meeting, as fixed by the board of directors in accordance with this Section 2, shall not be fewer than thirty (30) nor more than ninety (90) days after the first date by which a written demand by a shareholder or shareholders of record holding, collectively, the Requisite Percentage in accordance with this Section 2, requesting the secretary to call a special meeting of shareholders and submitted in accordance with, and in the form and containing the information required by, this Section 2 has been received by the secretary at the principal executive office of the corporation. Other than procedural matters, only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

B.To be in proper form, a request submitted by a shareholder or shareholders pursuant to this Section 2 (a “Special Meeting Request”) shall be in writing and set forth and describe in fair, accurate, and material detail:

(1)the purpose of purposes for which the meeting is to be called; and

(2)all of the information required by clauses (a), (b), (c), (d), (e), and (f) of Paragraph (A)(3) of Section 5 of this Article I, except for the purposes of this Section 2, (x) the term “Demanding Person” (as defined below) shall be substituted for the term “Proposing Person” in all places it appears in Section 5 of this Article I, and (y) references to the date or dates as of which updated or supplemental information is required to be true and correct pursuant to Section 5 of this Article I shall refer to the date or dates as of which updated or supplemental information is required to be true and current pursuant to this Section 2. The corporation may require any nominee (as defined in Section 5 of this Article I) to furnish such information as it may reasonably require to determine (1) the eligibility of any nominee to serve as a director of the corporation, and (2) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation. For the purposes of this Section 2, “Demanding Person” shall mean (a) each shareholder making a request pursuant to this Section 2, (b) the beneficial owner or beneficial owners, if different, on whose behalf such request is given, and (c) any affiliates or associates (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) of such shareholder or beneficial owner.

C.In the case of a special meeting called by the secretary following receipt of a Special Meeting Request(s) from shareholders of record holding the Requisite Percentage in accordance with Paragraph (A)(ii) of this Section 2, each Demanding Person shall further update and supplement his or her Special Meeting Demand so that the information provided or required to be provided in such Special Meeting Demand pursuant to Paragraph (B) of this Section 2 shall be true and correct both as of the record date for determination of shareholders entitled to notice of the special meeting and as of the date that is ten (10) business days before the special meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the secretary at the principal executive officers of the corporation (i) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of shareholders entitled to notice of the special meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date, and (ii) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the special meeting or any adjournment or postponement thereof, not later than eight (8) business days before the special meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

D.The secretary shall not accept, and shall consider ineffective, a Special Meeting Demand (i) that does not comply with this Section 2, (ii) that relates to an item of business to be transacted at the proposed special meeting that is not a proper subject for shareholder action under applicable law, or (iii) if the business proposed to be conducted at the special meeting as set forth in the Special Meeting Request is identical to or substantially similar to an item of business that will be submitted for shareholder approval or consideration at any meeting of shareholders to be held on or before the ninetieth (90th) day after the secretary receives such Special Meeting Request. In addition to the requirements of this Section 2, each Demanding Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any Special Meeting Request.

E.Nothing in this Section 2 shall be deemed or construed to give any shareholder a right to fix the date, time, or place of, or to fix any record date for, any special meeting of shareholders. Except as expressly provided in, and in accordance with, this Section 2, shareholders shall not be permitted (i) to call or cause any officer of the corporation to call a special meeting of shareholders or (ii) to propose business to be brought before a special meeting of shareholders, other than the nomination of persons for election to the board of directors at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting, which nominations may be made only in accordance with, and subject to, this Section 2 and Paragraph (B) of Section 5 of this Article I. Anything in Paragraph (B) of Section 5 of this Article I to the contrary notwithstanding, in the case of a special meeting called by the secretary following receipt of Special Meeting Request from shareholders of record holding the Requisite Percentage in accordance with Paragraph (A) of this Section 2, if a purpose of such special meeting is to elect directors to the board of directors and a Demanding Person has included in his or her Special Meeting Request the names of each person the Demanding Person proposes to nominate at the special meeting for election to the board of directors, together with all other information required by Paragraph (B) of this Section 2, and so long as the Demanding Person has otherwise complied with this Section 2, then the Demanding Person's Special Meeting Request shall be deemed to be, and shall substitute for, the notice contemplated by Paragraph (B) of Section 5 of this Article I and such Demanding Person shall be deemed to have given timely notice of such nominations in the proper form for purposes of Paragraph (B) of Section 5 of this Article I and otherwise to have complied with the notice procedures set forth in Paragraph (B)(2) of Section 5 of this Article I, so long as such Demanding Person provides any updates or supplements to such Special Meeting Demand at such times and in the forms required by Paragraph (C) of this Section 2.

F.Anything in this Section 2 to the contrary notwithstanding, in the case of a special meeting called by the secretary following receipt of Special Meeting Request(s) from shareholders of record holding the Requisite Percentage in accordance with Paragraph (A)(ii) of this Section 2, the board of directors may submit its own proposal or proposals for consideration at such special meeting, and at the direction of the board of directors, such proposal or proposals shall be included in the notice for the special meeting as a purpose or purposes for which the meeting is called.

G.A shareholder may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the secretary at the principal executive office of the corporation at any time before the special meeting. If any such revocation(s) are delivered to or received by the secretary after such officer's receipt of Special Meeting Requests from the shareholders of record holding the Requisite Percentage in accordance with Paragraph 2(A)(ii) of this Section 2, and as a result of such revocation(s), there no longer are unrevoked requests from shareholders of record holding the Requisite Percentage in accordance with Paragraph 2(A)(ii) of this Section 2, the board of directors shall have the discretion to determine whether or not to proceed with the special meeting.

3.MANNER AND PLACE OF MEETING.  The annual meeting of shareholders may be held in any manner permitted by law or these Bylaws at any place within or without the State of Texas designated by the board of directors. Special meetings of shareholders may be held in any manner permitted by law or these Bylaws at any place within or without the State of Texas designated by the chairman of the board, the chief executive officer or the president, if he shall call the meeting, or the board of directors, if they shall call the meeting or if the meeting is requested by shareholders of record holding the Requisite Percentage in accordance with Paragraph (A)(ii) of Section 2 of this Article I. Subject to the provisions herein for notice of meetings, the board of directors may, in its sole discretion, determine that meetings of shareholders may be held by means of conference telephone or similar remote communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at any meeting of shareholders, (a) the corporation shall implement reasonable measures to verify that every person voting at the meeting by means of remote communications is sufficiently identified, and (b) keep a record of any vote or other action.

4.NOTICE.  Written or printed notice stating the place, day and hour of each meeting of shareholders, and the record date for determining shareholders entitled to vote at the meeting, and, in case of a special meeting, also the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If a meeting is to be held by remote communication as provided in Section 3 of this Article I, the notice shall include information on how to access the list of shareholders entitled to vote at the meeting as required by the last sentence of Section 12 of this Article I. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by such person(s) entitled to such notice (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice. An affidavit of the secretary or assistant secretary, or of the transfer agent or other agent, of the corporation that the notice has been given by personal delivery or mail shall, in the absence of fraud, be prima facie evidence of the facts stated therein. In addition to notice by mail or personal delivery as specified in this Section 4, on the consent of a shareholder, notice from a corporation to a shareholder pursuant to these Bylaws may be provided to a shareholder by electronic transmission. The shareholder may specify the form of electronic transmission to be used to communication notice. Without limiting the form of electronic transmission a shareholder may specify to be used to communicate notice, notice is considered provided under this Section 4 when the notice required by this Section 4 is (a) transmitted to a facsimile number provided by the shareholder for purposes of receiving notice, (b) transmitted to an electronic mail address provided by the shareholder for purposes of receiving notice, (c) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting, or (d) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder, in each case, in accordance with this Section 4. A shareholder may revoke the shareholder's consent to receive notice by electronic transmission by providing written notice to the corporation. The shareholder's consent is considered revoked for purposes of this Section 4 if the corporation is unable to deliver by electronic transmission two consecutive notices, and the secretary knows that delivery of those two electronic transmissions was unsuccessful.  Inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder's consent does not affect the validity of a meeting or other action.

5.SUBMISSION OF NOMINATIONS AND PROPOSED BUSINESS TO BE CONDUCTED AT ANNUAL OR SPECIAL MEETING.

A.Annual Meetings of Shareholders.

(1)At an annual meeting of the shareholders, other than procedural matters, only such business or nominations of persons for election to the board of directors shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business or nominations of persons for election to the board of directors must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a shareholder (i) who was a shareholder of record of the corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time the notice provided for in Paragraphs (A)(2) and (A)(3) of this Section 5 is delivered to the secretary of the corporation and on the record date for the determination of shareholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be, and (iii) who complies with the notice procedures set forth in Paragraphs (A)(2) and (A)(3) of this Section 5.

(2)For business or nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of Paragraph (A)(1) of this Section 5, the shareholder (a) must have given timely notice thereof in writing and in proper form to the secretary of the corporation, and (b) must provide any updated or supplements to such notice at such times and in the forms required by this Section 5. To be timely, a shareholder's notice relating to an annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date of the one-year anniversary of the immediately preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the later of the sixtieth (60) day before such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In no event shall the public disclosure of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extent any time period) for giving of a shareholder's notice as described above.

(3)A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (whether pursuant to this Paragraph (A) or Paragraph (B) of this Section 5):

(a)    if such notice relates to any business (other than the nomination of persons for election to the board of directors) that the shareholder proposes to bring before the meeting, (i) a reasonably brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of each Proposing Person (defined below),
(b)    if such notice pertains to the nomination by the shareholder of a person or persons for election to the board of directors (each, a “nominee”), as to each nominee, (i) the name, age, business and residence address, and principal occupation or employment of the nominee; (ii) all other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director in an election contest (whether or not such proxies are or will be solicited) or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (iii) such nominee's written consent to being name in the proxy statement, if any, as a nominee and to serving as a director if elected; and (iv) all information with respect to such nominee that would be required to be set forth in a shareholder's notice pursuant to this Section 5 if such nominee were a Proposing Person,
(c)    as to each Proposing Person, (i) the name and address of such Proposing Person (including, if applicable, as they appear on the corporation's books), (ii) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by such Proposing Person; provided, however, that for purposes of this Section 5, such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future),
(d)    as to each Proposing Person, (i) any derivative, swap, or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of capital stock of the corporation, including due to the fact that the value of such derivative, swap, or other transactions are determined by reference to the price, value, or volatility of any shares of any class or series of capital stock of the corporation, or which derivative, swap, or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of capital stock of the corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap, or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap, or other transactions are required to be, or are capable of being, settled through delivery of such shares, or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap, or other transactions; (ii) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding, or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of capital stock of the corporation (including the number of shares and class or series of capital stock of the corporation that are subject to such proxy, agreement, arrangement, understanding, or relationship); (iii) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called stock borrowing agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of capital stock of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of capital stock of the corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the corporation (“Short Interest”); (iv) any rights to dividends on the shares of any class or series of capital stock of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation; (v) any performance related fees (other than an asset based fee) to which such Proposing Person is entitled based on any increase or decrease in the price or value of shares of any class or series of capital stock of the corporation, or any Synthetic Equity Interests or Short Interests, if any; and (vi) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations or proxies or consents by such Proposing Person in support of the nominations or business proposed to be brought before the meeting pursuant to Regulation 14A under the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company, or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws or on behalf of a beneficial owner,
(e)    a representation that the shareholder giving the notice is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and
(f)    a representation whether any Proposing Person intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination.
The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of the corporation, and (ii) whether such nominee qualified as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the corporation.
Notwithstanding anything in the Bylaws to the contrary, clause (c) of Paragraph (A)(1) of this Section 5 shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholder other than matters properly proposed under Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the board of directors. In addition, for business (other than the nomination of persons for election to the board of directors) to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to the Certificate of Formation, these Bylaws, and applicable law. Only such persons who are nominated in accordance with the procedures set forth in Paragraph (A) of this Section 5 (including those persons nominated by or at the direction of the board of directors) shall be eligible to be elected at an annual meeting of shareholders to serve as directors. Other than procedural matters, only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Paragraph (A) of this Section 5. Except as otherwise provide by law, the chairman of the annual meeting shall have the power and duty (a) if the facts warrant, determine and declare to the meeting that a nomination or any business was not properly brought before the annual meeting and in accordance with the provisions of this Section 5, and (b) if any proposed nomination or business was not made or was not proposed in compliance with Paragraph (A) of this Section 5, to so declare to the meeting and any such nomination shall be disregarded and/or proposed business shall not be transacted.
(4)Notwithstanding anything in the second sentence of Paragraph (A)(2) of this Section 5 to the contrary, if the number of directors to be elected to the board of directors at an annual meeting of shareholders is increased and there is no public disclosure by the corporation naming all of the board of directors' nominees for director or specifying the size of the increased board of directors at least seventy five (75) days before the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed to and received by, the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the corporation.

B.Special Meetings of Shareholders.

(1)Other than procedural matters, only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Section 2 of this Article I. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting only (a) by or at the direction of the board of directors or (b) if a purpose for such meeting as stated in the corporation's notice for such meeting is the election of one or more directors, by any shareholder (i) who was a shareholder of record of the corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time the notice provided for in Paragraph (B)(2) of this Section 5 is delivered to the secretary and on the record date for the determination of shareholders entitled to vote at the special meeting, (ii) who is entitled to vote at the meeting and upon such election, and (iii) who complies with the notice procedures set forth in Paragraph (B)(2) of this Section 5; provided, however, that a shareholder may nominate persons for election at a special meeting only to such position(s) as specified in the corporation's notice of the meeting.

(2)If a special meeting has been called in accordance with Section 2 of this Article I for the purpose of electing one or more directors to the board of directors, then for nominations of persons for election to the board of directors to be properly brought before such special meeting by a shareholder pursuant to clause (b) of Paragraph (B)(1) of this Section 5, the shareholder (a) must have given timely notice thereof in writing and in the proper form to the secretary at the principal executive offices of the corporation, and (b) must provide any updates or supplements to such notice at such times and in the forms required by this Section 5. To be timely, a shareholder's notice of nominations relating to a special meeting must be delivered to or mailed and received at the principal executive offices of the corporation no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. In no event shall the public disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. To be in proper form for purposes of this Paragraph (B) of this Section 5, such notice shall set forth the information required by clauses (b), (c), (d), (e), and (f) of Paragraph (A)(3) of this Section 5.

(3)Only such persons who are nominated in accordance with the procedures set forth in Paragraph (B) of this Section 5 (including those persons nominated by or at the direction of the board of directors) shall be eligible to be elected at a special meeting of shareholders to serve as directors. Except as otherwise provided by law, the chairman of a special meeting of shareholders shall have the power and duty (a) if the facts warrant, to determine that a nomination proposed to be made at the special meeting was not made in accordance with the procedures set forth in Paragraph (B) of this Section 5, and (b) if any proposed nomination was not made in compliance with Paragraph (B) of this Section 5, to declare that such nomination shall be disregarded.

C.General.

(1)A shareholder providing notice of nominations of persons for election to the board of directors at an annual or special meeting of shareholders or notice of business proposed to be brought before an annual meeting of shareholders shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to Paragraph (A)(3)(a) through Paragraph (A)(3)(f) of this Section 5 shall be true and correct both as of the record date for the determination of shareholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the corporation (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of shareholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public disclosure of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(2)Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 5, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(3)For purposes of this Section 5, (a) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act; (b) “Proposing Person” shall mean (i) the shareholder giving the notice required by Paragraph (A) or Paragraph (B) of this Section 5, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such notice is given, and (iii) any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner.
(4)Paragraph (A) of this Section 5 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 5 shall be deemed to (a) affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act, (b) confer upon any shareholder a right to have a nominee or any proposed business included in the corporation's proxy statement, or (c) affect any rights of the holders of any class or series of preferred stock of the corporation to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Certificate of Formation.

6.QUORUM.  Except as otherwise required by law, the Certificate of Formation or these Bylaws, the holders of at least a majority of the outstanding shares entitled to vote at a meeting of shareholders and present in person or by proxy shall constitute a quorum. If such a majority shall not be present or represented at any meeting of shareholders, a majority of the shareholders present at such meeting, though less than a quorum, or the presiding officer of such meeting, may adjourn the meeting to another date and time. No notice of adjournment, other than the announcement at the meeting, need be given.

7.VOTE REQUIRED TO TAKE ACTION. Unless otherwise specifically provided in (a) applicable Texas statutes, (b) the rules of any exchange or quotation system upon which securities of the corporation are traded, (c) the Certificate of Formation or (d) these Bylaws, the affirmative vote of the holders of a majority of the shares entitled to vote on a matter, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall decide any question brought before such meeting. If the matter to be voted upon is one as to which express provisions of (a) applicable Texas statutes, (b) the rules of any exchange or quotation system upon which securities of the corporation are traded, (c) the Certificate of Formation or (d) these Bylaws require a different vote, such express provision shall govern and control the decision of such matter. Except for the authority to act without the requirement to obtain shareholder approval provided to the board of directors by the Certificate of Formation or Section 21.155 of the Texas Business Organizations Code (the “TBOC”) or successor statute, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the corporation entitled to vote thereon shall be required to amend the Certificate of Formation. In addition to the foregoing voting requirements, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the capital stock of the corporation entitled to vote thereon shall be required (1) to sell, assign or dispose of all or substantially all of the corporation's assets in one or a series of related transactions, (2) except as provided in Section 21.459 of the TBOC or successor statute, to merge, consolidate or engage in a share exchange with another corporation or other entity, (3) to convert into a different type of entity, or (4) to enter into any transaction (including the issuance or transfer of securities of the corporation), with any beneficial holder of twenty percent (20%) or more of the outstanding capital stock of the corporation if such transaction is not approved by a majority of the directors, and any such transaction with any beneficial holder of twenty percent (20%) or more of the outstanding capital stock of the corporation must otherwise comply with Section 21.606 of the TBOC or successor statute.

8.PROXIES.  At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, cablegram, or other form of electronic transmission, including telephonic transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, is considered an execution in writing for purposes of this Section 8; provided, however, that such reproduction shall be a complete reproduction of the entire original writing. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder. Such proxies shall be filed with the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

9.VOTING OF SHARES.  Unless otherwise provided in the Certificate of Formation, each outstanding share of a class of capital stock of the corporation entitled to vote upon a matter submitted to a vote at a meeting of shareholders and held of record by a shareholder on the record date fixed for determination of shareholders entitled to vote at such meeting shall entitle such shareholder of record to one vote on such matter. No shareholder shall have the right to cumulate his votes in the election of directors. Except as otherwise provided by applicable law or the Certificate of Formation, in order that the corporation may determine the shareholders entitled to vote upon a matter submitted to a vote at a meeting of shareholders (unless a record date has been provided by such action under Paragraph (C) of Section 10 of this Article I or Section 3 of Article V hereof) the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

10.SHAREHOLDER Action Without a Meeting.

A.Except as otherwise provided by applicable law or by the Certificate of Formation, shareholders may take action without holding a meeting, providing notice, or taking a vote if the shareholders having at least the minimum number of votes that would be necessary to take the action that is subject of the consent at a meeting, in which each shareholder entitled to vote on the action is present and votes, sign a written consent or consents stating the action taken and including the date each shareholder signed the consent, and delivers such consent or consents to the corporation in the manner provided in this Paragraph (A) of Section 10 not later than the sixtieth (60th) day after the earliest dated consent is delivered to the corporation as required by this Paragraph (A) of Section 10. A written consent signed by a shareholder as provided in this Paragraph (A) of Section 10, if the consent is not solicited on behalf of the corporation, must be delivered by hand or certified or registered mail, return receipt requested, or by other means specified in the Certificate of Formation or these Bylaws, to (1) the corporation's principal executive office or place of business, or (2) the secretary of the corporation. A consent delivered to the corporation's principal executive offices or place of business under this Paragraph (A) of Section 10 must be addressed to the secretary of the corporation. The corporation shall promptly notify each shareholder who did not sign a consent described by this Paragraph (A) of Section 10 of the action that is the subject of the consent.

B.Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used; provided, however, that such reproduction shall be a complete reproduction of the entire original writing. Except as otherwise provided by the Certificate of Formation or these Bylaws, an electronic transmission of a consent by a shareholder to the taking of an action by the corporation is considered a signed writing if the transmission contains or is accompanied by information from which it can be determined: (1) that the electronic transmission was transmitted by the shareholder, and (2) the date on which the shareholder transmitted the electronic transmission. Unless the consent is otherwise dated, the date on which the shareholder transmitted the electronic transmission is the date on which the consent is considered signed.

C.Except as otherwise provided by applicable law or the Certificate of Formation, in order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date (unless a record date has been provided by such action under Section 3 of Article V hereof), which record date shall not precede, nor be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the secretary of the corporation, request the board of directors to fix a record date. The board of directors shall promptly adopt a resolution fixing the record date. Except as otherwise provided by applicable law or the Certificate of Formation, the record date for determining the shareholders entitled to written consent to action without a meeting of the shareholders is the date a signed written consent to action stating the action taken or proposed to be taken is first delivered to the corporation if (1) the board of directors does not provide a record date pursuant to this Paragraph (C) of Section 10, and (2) prior action by the board of directors is not required by law. Except as otherwise provided by applicable law or the Certificate of Formation, the record date for determining the shareholders entitled to written consent to action without a meeting of the shareholders is at the close of business on the date the board of directors adopts a resolution taking prior action if (1) the board of directors does not provide a record date under this Paragraph (C) of Section 10, and (2) prior action by the board of directors is required by applicable law.

11.OFFICERS.  The chairman of the board shall preside at and the secretary shall keep the records of each meeting of shareholders, but in the absence of the chairman, the chief executive officer shall perform the chairman's duties, and in his or her absence, the president shall perform the chairman's duties, and in the absence of the secretary and all assistant secretaries, his or her duties shall be performed by some person appointed by the presiding officer. In the absence of each of the chairman of the board, the chief executive officer, and the president, any director or officer designated by the board of directors shall preside at the meeting of shareholders.

12.LIST OF SHAREHOLDERS.  A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books and filed at the registered office of the corporation and shall be subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.   If a meeting of the shareholders is held by means of remote communication, the list shall be open to inspection by any shareholder during the meeting on a reasonably accessible electronic network.

13.CONDUCT OF MEETINGS.  At each meeting of shareholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at the meeting and shall determine the order of business and all other matters of procedure. The board of directors may adopt by resolutions such rules, regulations, and procedures for conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with any such rules and regulations adopted by the board of directors, the presiding officer of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety. Without limiting the foregoing, he or she may: (a) restrict attendance at any time to bona fide shareholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or board of directors, (b) place restrictions on entry to the meeting after the time fixed for the commencement thereof, (c) restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting, (d) adjourn the meeting without a vote of the shareholders, whether or not there is a quorum present, and (e) make rules governing speeches and debate, including time limits and access to microphones. The presiding officer of the meeting shall act in his or her absolute discretion, and his or her ruling shall not be subject to appeal.

ARTICLE II. BOARD OF DIRECTORS

1.MANAGEMENT.  The business and affairs of the corporation shall be managed by or under the direction of the board of directors. The board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the Certificate of Formation or these Bylaws directed or required to be exercised or done by the shareholders.

2.NUMBER.  The number of directors that shall constitute the whole board of directors shall be seven as of the time these Bylaws become effective, and thereafter, subject to the provisions of Article VI of the Certificate of Formation, the exact number of directors shall be determined from time to time by resolution adopted by the board of directors. No decrease in the number of directors may shorten the term of an incumbent director.

3.ELECTION AND TERM.

A.The directors are divided into three classes, as nearly equal in number as the total number of directors constituting the entire board permits, with the term of office of one class expiring each succeeding year. At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present, to hold office until the third succeeding annual meeting or until their respective successors shall have been elected and qualified, unless removed in accordance with these Bylaws. Directors need not be shareholders of the corporation or residents of the State of Texas.
B.Except as otherwise provided in the Certificate of Formation, any vacancies in the board of directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the board of directors (and not by shareholders), acting by a majority of the remaining directors then in office, even if they constitute less than a quorum of the board of directors, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen or until their successors shall be elected and qualified, except that a director chosen to fill a newly created directorship position shall hold office only until the next election of one or more directors by the shareholders. Unless otherwise provided in the Certificate of Formation, when one or more directors shall resign from the board of directors, effective at a future date, a majority of directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Except as otherwise provided by applicable law, during a period between two successive annual meetings of shareholders, the board of directors may not fill more than two vacancies created by an increase in the number of directors.

4.REMOVAL.  Any director or the entire board of directors of the corporation may be removed only for cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose and for which notice was provided in accordance with these Bylaws.

5.MEETING OF DIRECTORS
.  The directors may hold their meetings and may have an office and keep the books and records of the corporation, except as otherwise provided by statute, in such place or places in the State of Texas, or outside the State of Texas, as the board of directors may from time to time determine. The directors may hold their meetings in any manner permitted by law, including by conference telephone or similar communications equipment if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting.
6.FIRST MEETING.  Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

7.ELECTION OF OFFICERS.  After the annual meeting of shareholders, the board of directors shall proceed to the election of the officers of the corporation at the next meeting of the board of directors at which a quorum shall be present or by unanimous written consent.

8.REGULAR MEETINGS.  Regular meetings of the board of directors shall be held in any manner permitted by law or these Bylaws and at such times and places as shall be designated, from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

9.SPECIAL MEETINGS.  Special meetings of the board of directors shall be held in any manner permitted by law or these Bylaws and whenever called by the chief executive officer, the president or by a majority of the directors for the time being in office.

10.NOTICE.  The chief executive officer, president, or secretary may give notice to each director of a special meeting by personal delivery, mail, telegram, courier service, facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), posting on an electronic network and sending a message to the director at the address provided by the director for the purpose of alerting the director of a posting; or other form of electronic transmission pursuant to which the director has consented to receive notice; provided, however that if notice is given by personal delivery, by facsimile transmission, by telegram, by electronic mail, or by other form of electronic transmission pursuant to which the director has consented to receive notice, then such notice shall be given not less than twenty four (24) hours before the meeting; provided, further, if written notice is delivered by mail, then it shall be given not less than five (5) days prior to the meeting, and if notice is delivered by courier service, then it shall be given not less than three (3) days prior to the meeting. On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the board of directors may be given to the director by electronic transmission. The director may specify the form of electronic transmission to be used to communicate the notice. The director may revoke this consent by written notice to the corporation. The director's consent is considered revoked for purposes of this Section 10 if the corporation is unable to deliver by electronic transmission two consecutive notices, and the chief executive officer, president, or secretary knows that delivery of those two electronic transmissions was unsuccessful.  Inadvertent failure to treat the unsuccessful transmissions as a revocation of the director's consent does not affect the validity of a meeting or other action. The attendance of a director at any meeting or the participation by a director in a conference meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting or participates in a conference meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

At any meeting at which every director shall be present in person or by participation, even though without any notice, any business may be transacted.
Whenever any notice is required to be given to any director, a waiver thereof in writing signed by such person(s) entitled thereto (whether signed before or after the time required for such notice) shall be equivalent to the giving of such notice. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.
11.QUORUM.  A majority of the directors fixed by these Bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by statute, the Certificate of Formation, or by these Bylaws.

12.ORDER OF BUSINESS.  At meetings of the board of directors, business shall be transacted in such order as from time to time the board may determine.

At all meetings of the board of directors, the chairman of the board of directors shall preside. In the absence of the chairman of the board, the vice chairman of the board (if any) shall preside. In the absence of the chairman and vice chairman of the board, the chief executive officer shall preside, and in the absence of all three such officers, the president shall preside, in each case if then a member of the board of directors. If none of the above enumerated officers are present (or then a member of the board of directors), a chairman shall be chosen by the board from among the directors present.
The secretary of the corporation shall act as secretary of all meetings of the board of directors. In the absence of the secretary, the assistant secretary shall act as secretary. In the absence of the secretary and the assistant secretary, the presiding officer may appoint any person to act as secretary of the meeting.
13.ACTION BY WRITTEN CONSENT.  Any action required or permitted to be taken by the board of directors or any committee thereof, under the applicable provisions of the statutes, the Certificate of Formation or these Bylaws, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken, is signed by all the members of the board of directors or any committee thereof, as the case may be; provided, however, that such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was transmitted by each director and the date on which each director transmitted the electronic transmission.

14.COMPENSATION.  Directors as such shall not receive any stated salary for their services, but by resolution of the board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the board; provided that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

15.PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the board of directors at which action is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

16.COMMITTEES.

A.The board of directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate one or more directors to constitute an executive committee or any other committee or directors as alternate members of committees to replace absent or disqualified committee members at a committee meeting, subject to any limitations imposed by the board of directors, which committees, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation except where action of the board of directors is specified by law, but the designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law. The board of directors may remove a member of a committee appointed by the board if the board determines the removal is in the best interests of the corporation. The removal of the member is without prejudice to any contract rights of the person removed. Appointment of a member of a committee does not create contract rights. Any vacancy in any committee may be filled by the board of directors in the manner prescribed by the Certificate of Formation or these Bylaws for the original appointment of such members of such committee.

B.Except as otherwise determined by the board of directors or provided in these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the board of directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 10 of this Article II with respect to notices of meetings of the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE III. OFFICERS

1.NUMBER, TITLES AND TERM OF OFFICE.  The officers of the corporation shall consist of a chairman of the board, a chief executive officer (who may also serve as the president), a president, a chief financial officer, one or more vice presidents, a secretary, a treasurer, and such other officers as the board of directors may from time to time deem necessary or advisable and elects or appoints. The officers of the corporation may also include a vice chairman of the board. Any number of offices may be held by the same person, unless otherwise provided by the Certificate of Formation, these Bylaws, or applicable law. Each officer shall hold office until his or her successor shall have been duly elected or appointed by the board and qualified or until his death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

2.REMOVAL.  Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

3.VACANCIES.  A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

4.SALARIES.  The salaries of all officers of the corporation shall be fixed by the board of directors except as otherwise directed by the board.

5.POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors and shall advise and counsel the other officers of the corporation and shall have such other powers and duties as from time to time may be assigned to him by the board of directors. If the board of directors designates the chairman of the board as the chief executive officer of the corporation, the chairman of the board shall have the powers and duties of the chief executive officer as enumerated below.

6.POWERS AND DUTIES OF VICE CHAIRMAN OF THE BOARD. The vice chairman of the board shall, if any, in the absence of the chairman of the board, preside at all meetings of the shareholders and of the board. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the board or the chairman of the board.

7.POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The chief executive officer shall have general supervision, direction and active management of the business and affairs of the corporation, general control over the property and business of the corporation, and over all other officers, agents and employees of the corporation, other than the chairman and/or vice chairman of the board, subject to the control and direction of the board of directors. The chief executive officer will be responsible for the execution of the policies, orders and resolutions of the board and shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by the board under these Bylaws. In the absence of the chairman of the board and the vice chairman of the board, the chief executive officer will preside when present at all meetings of the shareholders and, if also a director of the corporation, all meetings of the board.

8.POWERS AND DUTIES OF THE PRESIDENT.  The president, subject to the direction of the chief executive officer (if different than the president) and the board of directors, shall have general management and control of the day-to-day business operations and properties of the corporation with all such powers with respect to such responsibilities; he shall preside in the absence of all of the chairman of the board, the vice chairman of the board and the chief executive officer at all meetings of the shareholders and of the board of directors. If designated as chief executive officer of the corporation, the president shall have the powers and duties of the chief executive officer as enumerated above.

9.POWERS AND DUTIES OF THE CHIEF FINANCIAL OFFICER. The chief financial officer shall be the principal financial officer of the corporation. He shall render such accounts and reports as may be required by the board of directors or any committee of the board of directors. The financial records, books and accounts of the corporation shall be maintained subject to his direct or indirect supervision.

10.VICE PRESIDENTS.  Each vice president shall have such powers and duties as may be assigned to him by the board of directors or the chief executive officer. In the absence of, or vacancy of the offices of, the chief executive officer and the president, or in the event of their inability to act, then the vice president designated by the board of directors shall perform the duties of the chief executive officer and the president and when so acting shall have all the powers of, and be subject to all the restrictions upon the chief executive officer and the president.

11.TREASURER.  The treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the board of directors or the chief financial officer. When necessary or proper, he may endorse, on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the board of directors; he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the board of directors. He shall keep a full and accurate account of all monies received and paid on account of the corporation. The treasurer shall, if required by the board of directors, give such bond for the faithful discharge of his duties in such form as the board of directors may require.

12.SECRETARY. The secretary shall keep the minutes of all meetings of the board of directors and the minutes of all meetings of the shareholders in books provided for that purpose or in any other form capable of being converted into written form within a reasonable time; he shall attend to the giving and serving of all notices; he may sign with the chief executive officer or president in the name of the corporation, all contracts of the corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the board of directors may direct, and he shall in general perform all duties incident to the office of secretary, subject to the control of the board of directors.

13.ASSISTANT SECRETARIES.  Each assistant secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the board of directors or the secretary. The assistant secretaries shall exercise the powers of the secretary during that officer's absence or inability to act.

ARTICLE IV. INDEMNIFICATION AND INSURANCE

1.INDEMNIFICATION OF DIRECTORS.

A.Definitions. For purposes of this Article:

(1)"Expenses" include court costs and attorneys' fees.

(2)"Official capacity" means
(a)when used with respect to a director, the office of director in the corporation, and

(b)when used with respect to a person other than a director, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation, but

(c)in both Paragraphs (a) and (b), such term does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, except as may otherwise be specified in Section 2 or 3 of this Article IV.

(3)"Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

B. Indemnification where director has been wholly successful in the proceeding. The corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

C.Indemnification where director has not been wholly successful in proceeding.

(1)The corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the corporation, and who does not qualify for indemnification under Paragraph (B) of this Section 1, if it is determined, in accordance with the procedure set out in Section 8.103(a) of the TBOC, that the person:
(a)acted in good faith;

(b)reasonably believed:

(i)in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and

(ii)in all other cases, that his conduct was at least not opposed to the corporation's best interests; and

(c)in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

If it is determined pursuant to Section 8.103(a) of the TBOC that indemnification is to be authorized, the corporation shall determine the reasonableness of the expenses claimed by the director seeking indemnification in accordance with the procedure set out in Section 8.103(b) and Section 8.103(c) of the TBOC.
(2)The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the person did not meet the requirements set forth in Paragraph C(1) of this Section 1. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom or foreclosure by law.

(3)A person shall be indemnified under Paragraph C(1) of this Section 1 against judgments, penalties (including excise and similar taxes), fines, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

(4)Except as otherwise provided in Paragraph (C)(3) of this Section 1, a director may not be indemnified under Paragraph (C)(1) of this Section 1 for obligations resulting from a proceeding:

(a)in which the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action in the director's official capacity; or

(b)in which the director is found liable to the corporation.

D.Court-ordered indemnification.  A director may apply to a court of competent jurisdiction for indemnification from the corporation, whether or not he has met the requirements set forth in Paragraph C(1) of this Section 1 or has been adjudged liable in the circumstances set out in the second clause of Paragraph C(3) of this Section 1. If a director of the corporation seeks to obtain court-ordered indemnification pursuant hereto, the corporation and its board of directors shall cooperate fully with such director in satisfying the procedural steps required therefor, including those set forth in Section 8.052 of the TBOC.

E.Advancement of expenses.  Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding and without any of the determinations specified in Section 8.103 of the TBOC if the requirements of Section 8.104 of the TBOC are satisfied. The board of directors may authorize the corporation's counsel to represent such individual in any proceeding, whether or not the corporation is a party thereto.

F.Directors as witnesses.  The corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

G.Notice to shareholders.  Any indemnification of or advancement of expenses to a director in accordance with this Section 1 shall be reported in writing to the shareholders of the corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Section 6.201 of the TBOC and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

H.Directors' services to benefit plans.  For purposes of this Article IV, the corporation is deemed to have requested a director to provide services to an employee benefit plan whenever the performance by him of his duties to the corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the corporation.

2.INDEMNIFICATION OF OFFICERS.

A.In general.  The corporation shall indemnify and advance expenses to an officer of the corporation in the same manner and to the same extent as is provided by Section 1 of this Article IV for a director. An officer is entitled to seek indemnification to the same extent as a director.

B.Additional rights to indemnification.  The corporation may, at the discretion of the board of directors in view of all the relevant circumstances, indemnify and advance expenses to a person who is an officer, employee or agent of the corporation and who is not a director of the corporation to such further extent, consistent with law, as may be provided by its Certificate of Formation, by general or specific actions of its board of directors, by contract, or as permitted or required by common law.

3.INDEMNIFICATION OF OTHER PERSONS.  The corporation may, at the discretion of the board of directors in view of the relevant circumstances, indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as directors, officers, partners, venturers, proprietors, trustees, employees, agents, or similar functionaries of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the same extent that it may indemnify and advance expenses to directors hereunder.

4.PROCEDURE FOR INDEMNIFICATION.  To request indemnification pursuant hereto, written notice describing the circumstances and proceedings giving rise to such request shall be submitted to the corporation at its principal executive office. Any indemnification of a director or officer of the corporation, or another person entitled to indemnification pursuant to Section 3 of this Article IV, or advance of costs, charges and expenses to a director or officer or another person entitled to indemnification pursuant to Section 3 of this Article IV, shall be made promptly, and in any event within thirty (30) days, upon the written notice of such individual. If a determination by the corporation that the individual is entitled to indemnification pursuant to this Article is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved such request. If the corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article shall be enforceable by such individual in any court of competent jurisdiction in Harris County, Texas. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of reasonable expenses where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Paragraph (C)(1) of Section 1 of this Article IV, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph (C)(1) of Section 1 of this Article IV, nor the fact that there has been an actual determination by the corporation that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

5.SURVIVAL; PRESERVATION OF OTHER RIGHTS.  The foregoing indemnification provisions contained in this Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent, or another person entitled to indemnification pursuant to Section 3 of this Article IV, who serves in any such capacity at any time while these provisions, as well as the relevant provisions of the TBOC are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director or officer, employee, agent or another person entitled to indemnification pursuant to Section 3 of this Article IV. Notwithstanding this provision, the corporation may enter into additional contracts of indemnity with these persons, which contracts may provide the same rights as provided by this Article, or may restrict or increase the rights provided by this Article.

6.INSURANCE.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability hereunder. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or other arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the corporation; or (4) establish a letter of credit, guaranty, or surety arrangement. The insurance or other arrangement may be procured, maintained, or established within the corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

7.SEVERABILITY.      If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer, employee or agent, as to expenses, judgments, fines and amounts paid in settlement with respect to any proceeding, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law. If any provision hereof should be held, by a court of competent jurisdiction, to be invalid, it shall be limited only to the extent necessary to make such provision enforceable, it being the intent of these Bylaws to indemnify each individual who serves or who has served as a director, officer, employee or agent, to the maximum extent permitted by laws.

ARTICLE V. CAPITAL STOCK

1.CERTIFICATE OF SHARES.  All shares of the capital stock of the corporation shall be represented by certificates, unless (a) the Certificate of Formation otherwise provides or (b) a resolution adopted by the board of directors states that such shares are uncertificated. If the corporation changes the form of its ownership interests from certificated to uncertificated, a certificated share of the capital stock of the corporation subject to the change becomes an uncertificated share of the capital stock of the corporation only after the certificate is surrendered to the corporation. Except as otherwise provided in this Section 1, after issuing or transferring an uncertificated share of the capital stock of the corporation, the corporation shall notify the owner of the share of the capital stock of the corporation in writing of any information required by applicable law to be stated on a certificate representing the share of the capital stock of the corporation. Except as otherwise expressly provided by law, the rights and obligations of the owner of an uncertificated share of the capital stock of the corporation are the same as the rights and obligations of the owner of a certificated share of the capital stock of the corporation of the same class and series. Notwithstanding anything in this Section 1, the corporation is not required to send a notice under this Section 1, if (1) the required information is included in the Certificate of Incorporation, or (2) the owner of the uncertificated shares of the capital stock of the corporation is provided with a copy of the governing documents. The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the chief executive officer, president or any vice president, and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such chief executive officer, president or vice president and secretary or assistant secretary may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

2.TRANSFER OF SHARES.  The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender to the corporation of a certificate for share duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and it shall be the duty of the corporation to issue a new certificate to the person entitled thereto for a like number of shares to cancel the old certificate, and to record the transaction upon its books.

3.CLOSING OF TRANSFER BOOKS.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

4.REGISTERED SHAREHOLDERS.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

5.LOST CERTIFICATE.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the name in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

6.REGULATIONS.  The board of directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation not inconsistent with these Bylaws.

ARTICLE VI. ACCOUNTS

1.DIVIDENDS.  The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares, except when the declaration or payment thereof would be contrary to statute or the Certificate of Formation. Such dividends may be declared at any regular or special meeting of the board, and the declaration and payment shall be subject to all applicable provisions of laws, the Certificate of Formation and these Bylaws.

2.RESERVES.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

3.DIRECTORS' ANNUAL STATEMENT.  The board of directors shall present at each annual meeting a full and clear statement of the business and condition of the corporation. The officers of the corporation shall mail to any shareholder of record, upon his written request, the latest annual financial statement and the most recent interim financial statements, if any, which have been filed in a public record or otherwise published.

4.CHECKS.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

5.FISCAL YEAR.  The fiscal year of the corporation shall be such as is established by resolution of the board of directors.

ARTICLE VII. AMENDMENTS

These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the board of directors at any meeting of the board of directors at which a quorum is present by the affirmative vote of a majority of the directors then in office. In accordance with the Certificate of Formation, Bylaws made by the board of directors and the powers so conferred, may be altered or repealed only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of capital stock of the corporation entitled to vote thereon.
ARTICLE VIII. MISCELLANEOUS PROVISIONS

1.FORUM SELECTION. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation against one or more directors or officers of the corporation alleging breaches of fiduciary duty or other wrongdoing by such directors or officers, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation's stockholders, (iii) any action asserting a claim against the corporation or any director or officer of the corporation arising pursuant to any provisions of the TBOC, the Certificate of Incorporation, or these Bylaws, (iv) any action to interpret, apply, enforce, or determine the validity of the Certificate of Incorporation or these Bylaws, or (v) any action asserting a claim against the corporation or any director or officer of the corporation governed by the internal affairs doctrine shall be a state or federal court located within the state of Texas, in all cases subject to the court's having personal jurisdiction over the indispensable parties named as defendants. The provisions of this Section 1 shall be in effect from and after July 30, 2013. Any person or entity purchasing, otherwise acquiring, or continuing to own any interest in shares of capital stock of the corporation from or after July 30, 2013 shall be deemed to have notice of and consented to the provisions of this bylaw.

2.OFFICES.  Until the board of directors otherwise determines, the registered office of the corporation required by the TBOC to be maintained in the state of Texas shall be that registered office set forth in the Certificate of Formation, but such registered office may be changed from time to time by the board of directors in the manner provided by law and need not be identical to the principal place of business of the corporation.

3.SEAL.  The seal of the corporation shall be such as from time to time may be approved by the board of directors, but the use of a seal shall not be essential to the validity of any agreement.

4.NOTICE AND WAIVER OF NOTICE.  Whenever any notice is required to be given under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

5.RESIGNATIONS.  Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the chief executive officer, president or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

6.SECURITIES OF OTHER CORPORATIONS.  The chairman of the board, chief executive officer, the president or any vice president of the corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

7.EFFECTIVE DATE.  These Bylaws shall be effective as of their adoption on July 30, 2013.

July 30, 2013                    ________________________________
                                Bruce H. Vincent
President